SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 8, 2003

                        Commission File Number: 000-49620

                             Biogentech Corporation
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             (Exact name of registrant as specified in its charter)

Nevada                                                               91-1868007
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

2445 McCabe Way, Suite 150, Irvine, California                            92614
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(Address of principal executive offices)                              (Zip Code)

                                  949.757.0001
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              (Registrant's Telephone Number, Including Area Code)


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                   (Former name, if changed since last report)

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      (Former Address and Telephone Number of Principal Executive Offices)







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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.
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On September 8, 2003 we entered into an 8% convertible note in the amount of
$600,000 (the "Note") with Gryphon Master Fund, L.P. ("Gryphon"). In conjunction with signing the Note, we also issued Gryphon three year warrants to purchase, at any time, 90,000 common shares of Biogentech Corp.'s at $2.88 per share. The
Note is due and payable in three years and is convertible, at any time, to Biogentech Corp. common shares at $2.00 per share. Finally, we entered into a registration rights agreement wherein we are required to file, within 30 days of the execution of the Note, a registration statement to register the underlying shares issuable to Gryphon. The Purchase Agreement, Note, Warrant Agreement and Registration Rights Agreement are attached hereto as exhibits.

INDEX TO EXHIBITS
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10.1 Purchase  Agreement  dated September 8, 2003 between  Biogentech  Corp. and
Gryphon Master Fund, L.P. The Note, Warrant Agreement and Registration Rights Agreement are attached as exhibits to the Purchase Agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                  Biogentech Corporation


September 12, 2003                        By:     /s/  Chaslav Radovich
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                                                  Chaslav Radovich, President